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                           INTERLOTT TECHNOLOGIES, INC

                        Computation of Earnings per share


                                                                Three Months Ended                       Six Months Ended
                                                                     June 30,                                June 30,
                                                                     --------                                --------
                                                            1999                 1998                1999                1998
                                                            ----                 ----                ----                ----
Weighted average common shares
outstanding during the period                               3,210,000           3,210,000           3,210,000           3,210,000

Net income                                                 $   76,005          $  629,504          $  730,366          $  920,371

Net income per share                                       $     0.02          $     0.19          $     0.23          $     0.29


Assuming full dilution:


     Shares

        Weighted average number of
          common shares outstanding
           during the period                                3,210,000           3,210,000           3,210,000           3,210,000



        Assuming exercise of options                              -0-              31,719                 -0-              13,311



        Weighted average number of
          common shares outstanding                        ----------          ----------          ----------          ----------
           as adjusted                                      3,210,000           3,241,719           3,210,000           3,223,311
                                                           ==========          ==========          ==========          ==========


     Net income                                            $   76,005          $  629,504          $  730,366          $  920,371

     Earnings per common share
       assuming full dilution                              $     0.02          $     0.19          $     0.23          $     0.29



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